Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholder of
   Salient Absolute Return Fund
   Salient Absolute Return Institutional Fund:

We consent to the use of our report dated February 5, 2010, with respect to the statements of assets and liabilities of Salient Absolute Return Fund and Salient Absolute Return Institutional Fund as of January 28, 2010, included herein, and to the reference to our Firm under the heading "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in  Part  B of the Registration Statement.

KPMG LLP
Columbus, Ohio
February 5, 2010